EXHIBIT C

                                CP&L Energy, Inc.
                              Organizational Chart
                                   Form U-3A-2
                               As of June 30, 2000


CP&L Energy, Inc.
         Carolina Power & Light Company
                  Monroe Power Company
                  Capitan Corporation
                  CaroFinancial, Inc.
                  Caronet, Inc.
                           Interpath Communications, Inc. (35%)
                  Powerhouse Square, LLC (99.9%)
                  CaroHome, LLC (99%)
                  CaroFund, Inc.
                           CaroHome, LLC (1%)
                  North Carolina Natural Gas Corporation
                           Cape Fear Energy Corporation
                           NCNG Cardinal Pipeline Investment Corporation NCNG Energy Corporation
                           NCNG Pine Needle Investment Corporation
                  Strategic Resource Solutions Corporation.
                           Applied Computer Technologies Corp.
                           ACT Controls, Inc.
                           SRS Engineering Corp.
                           Spectrum Controls, Inc.
                  Eastern North Carolina Natural Gas, LLC (50%)
                  CPL Energy Ventures, Inc.
                           CPL Synfuels LLC

 Ownership is 100% unless otherwise specified.